Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-128353) of BabyUniverse, Inc. (the “Company”) of our report dated June 13, 2005 appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2005.

/s/ Lieberman & Associates, P.A.

Fort Lauderdale, Florida
March 27, 2006